SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549
                       ______________________

                             FORM 8-K/A
                         (Amendment No. 1)

                      Current Report Pursuant
                   to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported)
                           April 9, 1998


                          MICROPOINT, INC.
       (Exact name of registrant as specified in its charter)

                              DELAWARE
           (State or other jurisdiction of incorporation)

     0-24368    33-0615178                  87-0533607
  (Commission file number)         (IRS employer identification no.)

     6906 South 300 West, Midvale, Utah 84047
    (Address of principal executive offices) (Zip code)


                           (801) 568-5111
        (Registrant's telephone number, including area code)



            This document contains a total of 28 pages.

  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
  EXHIBITS.

          a. Financial Statements of Businesses Acquired.

         Listed on page F-1.

          b. Pro Forma Financial Information.

     Listed on page F-1.

          c. Exhibits.


  Number   Description
  ------   -----------
  2.1 Agreement and Plan of Reorganization (Incorporated by reference to Exhibit 2.1 of the Company's current report on Form 8-K, dated April 9, 1998).
  3.1 Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company's current report on Form 8-K, dated April 9, 1998).
  10.1 Employment Agreement with Douglas Odom (Incorporated by reference to Exhibit 10.1 of the Company's current report on Form 8-K, dated April 9, 1998).
  10.2   Lease Agreement (Incorporated by reference to Exhibit
         10.2 of the Company's current report on Form 8-K, dated
         April 9, 1998).
  10.3   Ohio Art Agreement (Incorporated by reference to Exhibit
         10.3 of the Company's current report on Form 8-K, dated
         April 9, 1998).



                             SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



   Date: June 23, 1998  Micropoint, Inc.  By    /s/ Douglas M. Odom
                                          Douglas M. Odom, President,
                                          Chief Executive Officer
                                          and Director





                 SENSITRON INC. AND SUBSIDIARIES


                  INDEX TO FINANCIAL STATEMENTS


                                                          Page

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   FINANCIAL STATEMENTS                                    F-2
       Unaudited Condensed Pro Forma Consolidated
        Balance Sheet - March 31, 1998                     F-3

       Unaudited Condensed pro Forma Consolidated
         Statements of Operations for the Year Ended
         December 31, 1997 and for the Three Months
         Ended March 31, 1998                              F-4

  SENSITRON INC. AND SUBSIDIARIES
       Report of Independent Certified Public
         Accountants                                       F-5
       Consolidated Balance Sheet - December 31,
        1997                                               F-6
       Consolidated Statements of Operations for
        the Years Ended December 31, 1997 and 1996
        and for the Period from January 5, 1995
        (Date of Inception) through December 31,
         1997                                              F-7
       Consolidated Statements of Stockholders'
        Equity (Deficit) for the Period from
        January 5, 1995, (Date of Inception) through
        December 31,1995, and for the Years Ended
        December 31, 1996 and 1997                         F-8
       Consolidated Statements of Cash Flows for
        the Years Ended December 31, 1997 and 1996
        and for the Period from January 5, 1995
        (Date of Inception) through December 31, 1997     F-10
       Notes to Consolidated Financial Statements         F-11

       Condensed Consolidated Balance Sheet - March
        31, 1998 (Unaudited)                              F-22
       Condensed Consolidated Statements of
        Operations for the Three Months Ended March
        31, 1998 and 1997 and for the Period from
        January 5, 1995 (Date of Inception) through
        March 31, 1998 (Unaudited)                        F-23
       Condensed Consolidated Statements of Cash
        Flows for the Three Months Ended March 31,
        1998 and 1997 and for the Period from January
        5, 1995 (Date of Inception) through March 31,
        1998 (Unaudited)                                  F-24
       Notes to Condensed Financial Statements
        (Unaudited)                                       F-25


                         ------------------





                MICROPOINT, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the financial position of Micropoint, Inc. ("Micropoint') and subsidiaries as though the merger of Sensitron Inc. into a newly-formed subsidiary of Micropoint was consummated on March 31, 1998. The following unaudited pro forma condensed consolidated statements of operations have been prepared to present the operations of the consolidated companies assuming the merger had occurred on January 1, 1997. The merger was accounted for as the reorganization of Sensitron Inc. and the acquisition of Micropoint by Sensitron. The acquisition has been accounted for by the purchase method of accounting with Sensitron Inc. being considered as the acquiring enterprise. On December 30, 1997 Micropoint and Sensitron Inc. entered into an agreement to merge Sensitron Inc. with a newly formed subsidiary of Micropoint. Micropoint was a shell corporation with no assets and approximately $2,000 in accounts payable. A condition of the agreement was that Micropoint raise $3,000,000 in a private placement offering. The $3,000,000 was raised and the merger was consummated April 9, 1998.

The following financial information was derived from, and should be read in conjunction with the separate historical consolidated financial statements of Sensitron Inc. and the related notes to those financial statements, which are included elsewhere herein. These unaudited pro forma condensed consolidated balance sheet and statements of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the merger occurred March 31, 1998 or January 1, 1997, or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in these pro forma balance sheet and statements of operations.



             MICROPOINT, INC.
    UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
               BALANCE SHEET
              MARCH 31, 1998

                                                                    Pro             Pro
                                                                   Forma           Forma
                                        Sensitron    Micropoint  Adjustments      Results
                                       -----------  -----------  ------------     -----------
                                    ASSETS
Current Assets
   Cash                                $    45,552  $   479,864  $           0  $   525,416
   Accounts receivable, net                 51,141            0              0       51,141
   Stock subscription receivable                 0       75,078 (B)    (75,078)           0
   Investment in securities available
    -for-sale                                    0    1,458,040 (B) (1,458,040)           0
   Note receivable, current portion          3,387            0              0        3,387
   Related party receivable                      0    1,000,000 (A) (1,000,000)           0
                                       -----------  -----------  -------------  -----------
      Total Current Assets                 100,080    3,012,982     (2,533,118)     579,944
                                       -----------  -----------  -------------  -----------

Equipment                               1,078,489            0  (B)    208,932     1,287,421
    Less accumulated depreciation        (230,875)           0               0      (230,875)
                                       ----------   ----------   -------------   -----------
       Net equipment                      847,614            0         208,932     1,056,546
                                       ----------   ----------   -------------   -----------
Goodwill, net of accumulated
 amortization                              59,901            0               0        59,901
Deposits                                   15,779            0               0        15,779
Patents, net of accumulated
 amortization                              85,249            0               0        85,249
                                       ----------  -----------   -------------   -----------

Total Assets                           $1,108,623  $ 3,012,982   $  (2,324,186)  $ 1,797,419
                                       ==========  ===========   =============   ===========


    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Trade accounts payable             $  174,190  $     2,297   $           0   $   176,487
    Deferred revenue                      200,000            0               0       200,000
    Accrued expenses                      134,261            0               0       134,261
    Related party payable               1,000,000            0  (A) (1,000,000)            0
    Notes payable                         258,073            0               0       258,073
                                       ----------  -----------   -------------   -----------
        Total Current Liabilities       1,766,524        2,297      (1,000,000)      768,821
                                       ----------  -----------   -------------   -----------


Stockholders' Equity
    Preferred Stock                             0            0               0             0
    Common stock                        3,126,453        6,000  (C) (3,108,593)       23,860
    Additional paid-in capital                  0    2,995,246  (C)  3,108,593     6,103,839
    Deficit accumulated during
     the development stage             (3,784,354)       9,439  (B) (1,324,186)   (5,099,101)
                                       ----------   ----------   -------------   -----------
        Total Stockholders' Equity
         (Deficit)                       (657,901)   3,010,685      (1,324,186)    1,028,598
                                       ----------   ----------   -------------   -----------
Total Liabilities and Stockholders'
 Equity (Deficit)                      $1,108,623   $3,012,982   $  (2,324,186)  $ 1,797,419
                                       ==========   ==========   =============   ===========

Notes to Pro Forma Balance Sheet

A   Elimination of bridge loan from Micropoint to Sensitron Inc.

B To reflect the collection of receivables from stockholders and the liquidation of investment in securities available-for-sale. The proceeds therefrom are reflected as having been used to acquire
    $208,932 of equipment and to pay $1,324,186 for research and development and other expenses which has been charged to deficit accumulated during the development stage.

C To adjust common stock based on 15,860,279 shares outstanding with a par value of $0.001 per share.


    MICROPOINT, INC.
    UNAUDITED CONDENSED PRO FORMACONSOLIDATED
    STATEMENTS OF OPERATIONS
    FOR THE YEAR ENDED DECEMBER 31, 1997


                                                               Pro           Pro
                                                              Forma         Forma
                                Sensitron   Micropoint     Adjustments     Results
                               -----------  -----------    ------------  -----------
Sales                          $   261,936  $         0     $         0  $    261,936
Cost of sales                       93,694            0               0        93,694
                               -----------  -----------    ------------  ------------
Gross profit                       168,242            0               0       168,242

General and administrative
 expense                         1,654,819           59  (B)  1,680,000     3,334,878
                               -----------  -----------   -------------  ------------
Loss from operations            (1,486,577)         (59)     (1,680,000)   (3,166,636)

Interest expense                   (34,879)           0               0       (34,879)

Other expenses                     (19,602)           0               0       (19,602)
                               -----------  -----------   -------------  ------------
Net loss                       $(1,541,058) $       (59)  $  (1,680,000) $ (3,221,117)
                               ============ ===========   =============  ============
Basic and diluted loss
  per common share             $     (0.13) $      0.00                  $      (0.20)
                               ===========  ===========                  ============
Weighted average number of
  common shares used in per
  share calculation             11,721,842    2,000,000  (A)  2,138,437    15,860,279
                               ===========  ===========   =============  ============

FOR THE THREE MONTHS ENDED MARCH 31, 1998

Sales                          $    60,088  $         0   $           0  $     60,088
Cost of sales                       44,726            0               0        44,726
                               -----------  -----------   -------------  ------------
Gross profit                        15,362            0               0        15,362

General and administrative
 expense                           471,026         172   (C)   (238,476)      232,723
                               -----------  ----------    -------------  ------------
Loss from operations             (455,664)        (172)         238,476      (217,361)

Interest expense                      (40)            0               0           (40)
Investment income                       0        13,140               0        13,140
Other expenses                        (40)            0               0           (40)
                               ----------  ------------   -------------  ------------
Net loss                       $ (455,744) $     12,967   $     238,476  $   (204,301)
                               ==========  ============   =============  ============
Net loss per common share      $    (0.05) $       0.00                  $      (0.01)
                               ==========  ============                  ============

Weighted average number of
 common shares used in per
 share calculation              9,860,279     4,044,444  (A)  1,955,556    15,860,279
                               ==========  ============   =============  ============


 Notes to Pro Forma Statements of Operations

 A   During the three months ended March 31, 1998, Micropoint issued
     4,000,000 shares of common stock in a privateplacement offering for $3,000,000. On April 9, 1998 Sensitron, Inc. merged into a newly-formed subsidiary ofMicropoint. The number of shares outstanding after the merger was 15,860,279. These shares are treated as having been outstanding from January 1, 1997 for purposes of the pro forma statements of operations.

B   As a condition of the merger, Micropoint, Inc. was to raise $3,000,000.
    This money was to be spent as follows: Research and Development, Operations and Sales, $1,590,000; Equipment, $450,000; and Repayment of indebtedness, $960,000. The effects on the pro forma statements of operations are $1,590,000 of general and administrative expense and $90,000 of depreciation expense reflected during the year ended December
    31, 1997.

C   During 1998, Sensitron Inc. spent $228,029 on research and development,
    $241,000 on equipment with resultingdepreciation of $48,214. The pro forma statement of operations for the three months ended March 31, 1998 reflect thereduction of the expenditures and a $37,767 increase in depreciation as though the expenditures and purchases occurred January
    1, 1997.








    HANSEN, BARNETT & MAXWELL
    A Professional Corporation
   CERTIFIED PUBLIC ACCOUNTANTS
                                                     (801) 532-2200
  Member of AICPA Division of Firms                 Fax (801) 532-7944
         Member of SECPS                            345 East 300 South,
  Member of Summit International Associates            Suite 200
                                                    Salt Lake City, Utah
                                                        84111-2693

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


  To the Stockholders and the Board of Directors
  Sensitron Inc.

  We have audited the accompanying consolidated balance sheet of Sensitron Inc. and subsidiaries (a development stage enterprise) as of December 31, 1997 and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 1997 and 1996, and for the cumulative period from January 5, 1995 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sensitron Inc. and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996, and for the cumulative period from January 5, 1995 (date of inception) through December 31, 1997, in conformity with generally accepted accounting principles.



                                  HANSEN, BARNETT & MAXWELL


  June 12, 1998
  Salt Lake City, Utah


                   SENSITRON INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET
                          DECEMBER 31, 1997


                             ASSETS
  Current Assets
       Cash                                            $  106,494
       Trade accounts receivable,
         net of allowance of $151,567                      45,823
       Stock subscription receivable                      390,000
       Note receivable, current portion                     4,952
       Related party receivable                            47,989
                                                       ----------

       Total Current Assets                               595,258
                                                       ----------

  Property and Equipment                                  924,696
       Less accumulated depreciation                     (205,808)
                                                       ----------

       Net Property and Equipment                         718,888
                                                       ----------
  Goodwill, net of accumulated
    amortization of $53,911                                65,891
  Deposits                                                 13,279
  Patents, net of accumulated
    amortization of $30,618                                76,702
                                                       ----------

  Total Assets                                        $ 1,470,018
                                                      ===========
              LIABILITIES AND STOCKHOLDERS' DEFICIT

  Current Liabilities
       Trade accounts payable                          $  505,732
       Related party payable                               14,562
       Accrued liabilities                                398,473
       Deferred revenue                                   200,000
       Notes payable                                      561,409
                                                       ----------
            Total Current Liabilities                   1,680,176
                                                       ----------
  Stockholders' Deficit
       Preferred stock - no par value;
          5,000,000 shares authorized;
          no shares issued or outstanding                       -
       Common stock - no par value;
          20,000,000 shares authorized;
        9,860,279 shares issued and
          outstanding                                   3,118,453
       Deficit accumulated during
          the development stage                        (3,328,611)
                                                       ----------
       Total Stockholders' Deficit                       (210,158)
                                                       ----------
  Total Liabilities and
    Stockholders' Deficit                              $ 1,470,018
                                                       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 SENSITRON INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               For the Period
                                                                      January
                                                                      5, 1995
                                                                     (Date of
                                                                   Iniception)
                                       For the Years Ended            Through
                                            December 31,         December 31,
                                           1997          1996            1997
                                   ------------   -----------   -------------
  Sales                            $    261,936   $   867,724   $   1,375,097

  Cost of Goods Sold                     93,694       466,476         708,372
                                   ------------   -----------   -------------

  Gross Profit                          168,242       401,248         666,725

  General and administrative
    expenses                          1,654,819     1,807,263       3,911,455
                                   ------------   -----------   -------------

  Loss From Operations               (1,486,577)   (1,406,015)     (3,244,730)

  Interest expense                      (34,879)      (16,392)        (54,044)
  Interest income                             -        10,780          13,434
  Other expenses                        (19,602)       (5,670)        (43,271)
                                   ------------   -----------   -------------

  Net Loss                         $ (1,541,058)  $(1,417,297)  $  (3,328,611)
                                   ============   ===========   =============
  Basic and Diluted
    Loss Per Common Share          $      (0.13)  $     (0.12)  $       (0.34)
                                   ============   ===========   =============
  Weighted Average Number
    of Common Share Used
    in Per Share Calculation         11,721,842     11,899,511      9,881,152
                                   ============   ============  =============

  The accompanying notes are an integral part of these consolidated financial statements.

                 SENSITRON INC. AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)



                                                                                                     Total
                                                                Receivable       Deferred    Stockholders'
                                Common Stock     Accumulated    For Common       Offering           Equity
                             Shares      Amount      Deficit         Stock          Costs         (Deficit)
                          ---------    --------   ----------   -----------     ----------      -----------

  Balance - January
    5, 1995(date of
    inception)                    -    $      -   $        -   $         -     $         -     $         -

  Issuance cash,
    January 1995,
    $0.00 per share
                          3,705,000       2,000            -             -               -           2,000

    Issuance for cash,
    January 1995,
    $0.46 per share         650,000     300,000            -             -               -         300,000

  Contribution of
    patents by
    stockholder,
    January 1995                  -      22,232            -             -               -          22,232

  Issuance for cash,
    September and
    October 1995,
    $0.77 per share         852,800     656,000            -       (24,000)              -         632,000

  Issuance to acquire
    Flexpoint, Inc.
    September 26, 1995,
    $(0.02) per
    share                 5,395,000     (94,184)           -             -               -          60,000

  Issuance to acquire
    Tamco,
    September 26,
    1995, $0.46 per
    share                   130,000      60,000            -             -               -          60,000

  Deferred offering
    costs                         -           -            -             -        (213,382)       (213,382)

  Net loss for the
    period from
    January 5, 1995
    through
    December 31, 1995             -           -     (370,256)            -               -        (370,256)
                          ---------    --------   ----------   -----------     -----------     -----------
  Balance -
  December 31,
  1995                    10,732,787   $946,048   $ (370,256)  $   (24,000)    $  (213,382)    $   338,410
                          ==========   ========   ==========   ===========     ===========     ===========
                                                                                               (Continued)

  The Accompanying notes are an integral part of these consolidated financial statements.


                 SENSITRON INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT) (CONTINUED)

                                                                                                        Total
                                                                  Receivable         Deferred    Stockholders
                                Common Stock          Cumulated   For Common         Offering          Equity
                             Shares         Amount      Deficit        Stock            Costs        (Deficit)
                         ----------    -----------   ----------   ----------      -----------     -----------

Balance -
 December 31,
 1995                    10,732,787    $   946,048   $ (370,256)  $   (24,000)    $  (213,382)    $   338,410

  Issuance for
   services, January
   1996,
    $0.77 per share         260,000        200,000            -             -               -         200,000

  Issuance for cash,
    February 1996,
    $0.77 per share         123,500         95,000            -             -               -          95,000

  Issuance for cash,
    March through
    October 1996,
    $0.66 per share
    before $246,547
    of offering
    costs                 1,957,111      1,053,453            -             -         213,382       1,266,835

  Forgiveness of
    stock subscription
    receivable                    -        (24,000)           -        24,000               -               -

  Net loss                        -              -   (1,417,297)            -               -      (1,417,297)
                         ----------    ----------    ----------   -----------     -----------     -----------

  Balance -
    December 31,
    1996                 13,073,398      2,270,501   (1,787,553)            -               -         482,948

  Issuance for cash,
    February through
    July 1997, $0.97
    per share               143,000        110,000            -             -               -         110,000

  Redemption from
    officers for
    $50,000 of cash
    and $150,000
    of notes payable,
    August 1997,
    $0.03 per share      (6,308,666)      (200,000)           -             -               -        (200,000)

  Issuance for
    cash, September,
    1997, $0.04
    per share             1,820,000         80,000            -             -               -          80,000

  Issuance upon
    conversion of
    debt, September
    1997, $0.57
    per share               110,672         53,952            -             -               -          53,952

  Issuance for cash
    and a $390,000
    receivable, September
    through
    December 1997,
    $0.78 per share       1,031,875        804,000            -             -               -         804,000

  Net loss                        -              -   (1,541,058)            -               -      (1,541,058)
                         ----------    -----------   ----------   -----------     -----------     -----------
  Balance -
  December 31, 1997       9,860,279    $ 3,118,453   $(3,328,611) $         -     $          -    $  (210,158)
                         ==========    ===========   ===========  ============    =============   ===========

  The accompanying notes are an integral part of these consolidated financial statements.


                 SENSITRON INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         For the Period
                                                                January
                                                                5, 1995
                                                                  (Date
                                                           of Inception)
                                   For the Years Ended           Through
                                       December 31,         December 31,
                                      1997           1996           1997
                                ----------     ----------     ----------

  Cash Flows From
    Operating Activities
  Net Loss                      $(1,541,058)   $(1,417,297)   $(3,328,611)
     Adjustments to reconcile
       net loss to net cash
       used by operating
       activities:
     Depreciation and
       amortization                 166,040        105,480        295,850
     Stock issued for services            -        200,000        200,000
     Allowance for doubtful
       accounts                           -        151,567        151,567
     Changes in operating assets
       and liabilities:
         Accounts receivable        249,641       (192,844)       (61,349)
         Accounts payable            52,327        213,800        326,918
         Accrued liabilities        256,996         11,695        294,734
         Deferred revenue           193,837              -        193,837
         Other assets                (3,761)        11,110          1,850
                                -----------    -----------    -----------
     Net Cash Used By
       Operating Activities        (625,978)      (916,489)    (1,925,204)
                                -----------    -----------    -----------
  Cash Flows From Investing
    Activities
     Payments to Flexpoint
       prior to acquisition               -              -       (268,413)
     Cash paid to acquire Tamco           -              -        (25,000)
     Payments to purchase
       equipment                    (92,008)      (478,945)      (621,534)
     Proceeds from sale
       of equipment                   8,090              -          8,090
     Issuance of note
       receivable                         -        (12,507)       (12,507)
     Payments received on
       note receivable                6,252          1,303          7,555
     Payments for patents           (11,769)       (42,403)       (71,295)
                                -----------    -----------    -----------
     Net Cash Used By Investing
       Activities                   (89,435)      (532,552)      (983,104)
                                -----------    -----------    -----------
  Cash Flows From Financing
    Activities
     Proceeds from issuance of
      common stock                  604,000      1,395,000      2,933,000
     Cash payments to officers
       to repurchase stock          (50,000)             -        (50,000)
     Cash paid for offering costs         -        (33,166)      (123,020)
     Proceeds from borrowings       303,960              -        303,960
     Principal payments of debt     (10,000)       (35,415)       (45,415)
     Proceeds from related party
       notes                         39,562            646         60,208
     Principal payments of related
       party notes                  (66,376)             -        (63,931)

     Net Cash Provided By
       Financing Activities         821,146      1,327,065      3,014,802
                                -----------    -----------    -----------

  Net Change In Cash                105,733       (121,976)       106,494

  Cash - Beginning of Period            761        122,737              -
                                -----------    -----------    -----------
  Cash - End of Period          $   106,494    $       761    $   106,494
                                ===========    ===========    ===========

  Supplemental cash flow information and Noncash investing and financing activities - Note 6

                   SENSITRON INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEET
                           MARCH 31, 1998
                              UNAUDITED


                             ASSETS
  Current Assets
       Cash                                           $    45,552
       Accounts receivable, net of allowance               51,141
       Note receivable                                      3,387
                                                      -----------
       Total Current Assets                               100,080

  Equipment                                             1,078,489

       Less accumulated depreciation                     (230,875)
                                                      -----------
       Net Equipment                                      847,614
                                                      -----------

  Goodwill, net of accumulated amortization                59,901

  Deposits                                                 15,779

  Patents, net of accumulated amortization                 85,249
                                                      -----------
  Total Assets                                        $ 1,108,623
                                                      ===========
              LIABILITIES AND STOCKHOLDERS' DEFICIT

  Current Liabilities
       Trade accounts payable                         $   174,190
       Deferred revenue                                   200,000
       Accrued expenses                                   134,261
       Payable to related party                         1,000,000
       Notes payable                                      258,073
                                                      -----------
       Total Current Liabilities                        1,766,524
                                                      -----------
  Stockholders' Deficit
       Preferred stock                                  3,126,453
       Deficit accumulated during
         the development stage                         (3,784,354)
                                                      -----------
       Total Stockholders' Deficit                       (657,901)
                                                      -----------

  Total Liabilities and
    Stockholders' Deficit                             $ 1,108,623
                                                      ===========

  The accompanying notes are an integral part of these condensed consolidated financial statements.


                            SENSITRON INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            For the Period
                                                                   January
                                                                   5, 1995
                                                                     (Date
                                                              of Inception)
                                      For the Three Months          Through
                                       Ended March 31,            March 31,
                                         1997            1996          1997
                                  -----------    ------------  ------------
  Sales                           $    60,088    $    263,177  $  1,435,185

  Cost of sales                        44,726          34,298       753,098
                                  -----------    ------------  ------------

  Gross Profit                         15,362         228,879       682,087

  General and
   administrative expenses            471,026         423,040     4,382,481
                                  -----------    ------------  ------------

  Loss From Operations               (455,664)       (194,161)   (3,700,394)

  Interest expense                        (40)           (960)      (54,084)
  Interest income                           -               -        13,434
  Other expenses                          (40)         (6,821)      (43,316)
                                  -----------    ------------  ------------

  Net Loss                        $  (455,744)   $   (201,942) $ (3,784,360)
                                  ===========    ============  ============
  Basic and Diluted
  Loss Per Common Share           $     (0.05)  $       (0.02) $      (0.39)
                                  ===========   =============  ============

  Weighted Average Number of Common
     Shares Used in Per Share
     Calculation                    9,806,279      13,158,633     9,806,279
                                  ===========    ============  ============

  The accompanying notes are an integral part of these condensed consolidated financial statements.



  NOTE 1- NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
  POLICIES

  Nature of Operations and Principles of Consolidation - Sensitron Inc. ("Sensitron") was incorporated on January 5, 1995 under the laws of the State of Utah. Sensitron and its wholly-owned subsidiaries Flexpoint, Inc. ("Flexpoint") and Technology and Machine Company, Inc. ("Tamco"), are collectively referred to herein as the Company. The Company is a development stage enterprise engaged principally in designing, engineering, and manufacturing sensor technology and equipment using flexible potentiometer technology owned by the Company. Sales have principally been to automobile component manufacturers and toy manufacturers.

  The accompanying consolidated financial statements include the accounts of Sensitron and its wholly-owned subsidiaries from the date of their acquisition. All significant intercompany transactions and account balances have been eliminated in consolidation. The acquisition of Flexpoint and Tamco occurred on September 26, 1995 (see Note 2).

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in financial statements and accompanying notes. Actual results could differ from those estimates.

  Business Condition - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has suffered losses from operations and has had negative cash flows from operating activities during the years ended December 31, 1997 and 1996 and cumulative from inception through December 31, 1997, which conditions raise substantial doubt about the Company's ability to continue as a going concern. Subsequent to year-end, the Company completed a reorganization with Micropoint, Inc., as discussed in Note 15, and thereby obtained approximately $3,000,000 of additional equity financing. The Company's continued existence is dependent upon its ability to achieve profitable operations. The Company is continuing its efforts to negotiate a significant contract to supply flexible sensors to an automobile component manufacturer, which, if successful, would provide significant revenue to the Company. Management believes this and other similar potential contracts will provide sufficient cash flows for the Company to continue as a going concern and to ultimately establish profitable operations.

  Financial Instruments - The amounts reported as cash, accounts receivable, accounts payable, and notes payable are considered to be reasonable approximations of their fair values. The fair value estimates were based on market information available to management at the time of the preparation of the financial statements.

  Concentration of Risk - The concentration of business in one industry subjects the Company to a concentration of credit risk relating to trade accounts receivable. The Company relies on large production contracts for its business and generally does not require collateral from its customers with respect to the Company's trade receivables.


  During the year ended December 31, 1997, sales totaling $34,906 were to
  one customer.   During the year ended December 31, 1996, sales to two
  customers totaled $418,109 and $152,506, respectively. An allowance for doubtful accounts of $151,567 was provided at both December 31, 1997 and 1996.

  Property and Equipment - Property and equipment is stated at cost. Additions and major improvements are capitalized while maintenance and repairs are charged to operations. Upon retirement, sale or disposition, the cost and accumulated depreciation of the items sold are eliminated from the accounts, and any resulting gain or loss is recognized in operation. Depreciation is computed using the straight-line and the double-declining-balance methods and is recognized over the estimated useful lives of the property and equipment, which are five to seven years.

  Long-Lived Assets - Impairment losses are recorded when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. No impairment losses were required to be recognized in the accompanying financial statements.

  Revenue Recognition - Revenue from the sale of products is recorded at the time of shipment to and acceptance by the customers. Revenue from research and development contracts is recognized as the contracts are completed. During the year ended December 31, 1996, approximately $570,615 of the Company's revenue was related to research and development contracts and to other research and development activities. Revenue from contracts to license the Company's technology to others is deferred until all conditions under the contracts are met by the Company and then recognized as revenue over the remaining term of the contracts.

  Stock-Based Compensation - Stock-based compensation arising from granting stock options to employees is measured by the intrinsic-value method. This method recognizes compensation expensed based on the difference between the fair value of the underlying common stock and the exercise price on the date granted. The Company also presents pro forma results of operations assuming compensation had been measured by the fair-value method.

  Basic and Diluted Loss Per Share - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.128, Earnings Per Share. Statement No. 128 specifies the computation, presentation, and disclosure requirements for earnings per share and was adopted as of December 31, 1997. Loss per share for the year ended December 31, 1996 and cumulative from inception through December 31, 1997 were restated; however, the effect of the change to loss per share for those periods was not material.

  Basic loss per common share is computed by dividing net loss by the number of common shares outstanding during the period. Diluted loss per share reflects potential dilution which could occur if all potentially issuable common shares from stock purchase warrants and options or convertible notes payable resulted in the issuance of common stock. Inasmuch as the Company incurred losses during all periods presented in the accompanying financial statements, diluted loss per share is the same as basic loss per share because potentially issuable common shares would decrease the loss per share and have been excluded from the calculation.

  NOTE 2 - ACQUISITIONS

  In April 1995, Sensitron acquired 100 shares of Flexpoint's common stock in exchange for the forgiveness of $50,000 of accounts receivable. On September 26, 1995, Sensitron completed the acquisition of Flexpoint by exchanging 5,395,000 shares of Sensitron's common stock for the remaining outstanding common stock of Flexpoint in a purchase business combination accounted for in a manner similar to a pooling of interests. Flexpoint and Sensitron were principally owned by the same individuals prior to the combination. Flexpoint became a wholly owned subsidiary and is engaged in manufacturing and selling of various electronic components and sensors.

  On September 26, 1995, Sensitron acquired all of the outstanding stock of Tamco, a company engaged in manufacturing and selling various molds and dies. The purchase price was approximately $170,000, consisting of $25,000 of cash, a long-term note payable of $85,000 and 130,000 shares of the Company's common stock valued at $60,000. The purchase price was allocated based on the estimated fair values of the net assets acquired. This allocation resulted in the recording of goodwill of $119,802. Goodwill is being amortized over five years using the straight-line method.

  Subsequent to December 31, 1997, the Company acquired Micropoint, Inc. as further described in Note 15.

  NOTE 3 - PROPERTY AND EQUIPMENT

  At December 31, 1997, property and equipment consisted of the following:

            Furniture and fixtures       $  152,140
            Machinery and equipment         381,672
            Office equipment                104,062
            Software                         24,650
            Leasehold improvements          252,172
                                         ----------
            Total                        $  914,616
                                         ==========

  Depreciation expense for the years ended December 31, 1997 and 1996 was $130,051 and $70,673, respectively.

  NOTE 4 - PATENTS

  Costs to obtain patents have been capitalized and are being amortized over a 5 year period. The Company has the rights to several patents.
  The value of these perfected patents is $62,583. The amortization expense for the years ended December 31, 1997 and 1996 was $12,021 and $10,630, respectively. The Company is in the process of developing new patents and protecting existing patents internationally.
  Costs incurred for the development of these new patents are capitalized. However, until the new patents are perfected, these costs are not being amortized. The total cost of the patents and patent being applied for at December 31, 1997 was $107,320.

  NOTE 5 - LICENSE AGREEMENT

  In May 1997, the Company granted an otherwise unrelated third party the worldwide exclusive license to use and sell flexible potentiometers covered under the Company's patents for use in toy, traditional games and video game industries. The license does not include the right to manufacture sensors which will be purchased from the Company. A licensing fee of $500,000 was required under the agreement relating to the exclusive use of the technology through December 1998, of which $200,000 had been received by the Company as of December 31, 1997. After 1998, the exclusive license is to be maintained under the agreement by the licensee providing revenue from royalties and fees to the Company of at least $500,000 per year. Royalties to be received are 2% of sales of the licensee's products in the United States and 3% of related products to the licensee's international partners.

  Under the agreement, the Company guaranteed that it would deliver flexible potentiometers in marketable quantities to the licensee by June 1, 1998, and if this condition was not met, it would return any amounts received under the licensing agreement. Accordingly, recognition of the $200,000 licensing fee received by December 31, 1997 was deferred at that date. The funds will be recognized as revenue at the point when the Company begins shipping sensors in marketable quantities. Additional payments received prior to January 1, 1999 will be recognized as revenue evenly over the period beginning at the point the Company begins shipping sensors and ending December 31, 1998.

  NOTE 6 - CASH FLOW INFORMATION

  Supplemental Cash Flow Information
                                                           For the Period
                                                                    Ended
                                       For the Years Ended   December 31,
                                           1997        1996          1995
                                      ---------   ---------   -----------
       Interest Paid                  $  34,879   $  16,392   $       965

  Noncash Investing and Financing Activities - On September 26, 1995, the Company acquired all of the common stock of Tamco. In connection with this acquisition, liabilities were assumed as follows:

       Fair value of assets acquired, including goodwill
       of $119,802                                         $  170,000
       Cash paid in acquisition                               (25,000)
       Fair value of stock issued in acquisition              (60,000)
                                                           ----------
           Net liabilities assumed                         $    5,000
                                                           ==========

  On September 26, 1995 the Company acquired all of the common stock of Flexpoint in exchange for 5,395,000 shares of common stock of the Company. The following assets and liabilities were acquired at their historical cost basis:

       Historical cost of assets acquired                  $  174,229
       Advances to Flexpoint prior to acquisition            (258,413)
                                                           ----------
           Net liabilities assumed                         $  (94,184)
                                                           ==========

  During the period ended December 31, 1995, the Company assumed $13,792 of legal costs associated with the patents, in connection with the assignment of patents to the Company by an officer. The Company accepted notes receivable for $24,000 as consideration of 31,200 shares of common stock.

  During the year ended December 31, 1996, the Company issued 260,000 shares of common stock valued at $0.77 per share, or $200,000, for services. The Company also offset the deferred offering costs against the proceeds from the sale of common stock.

  During the year ended December 31, 1997, $111,816 of notes payable was issued to acquire leasehold improvements. The Company issued 110,672 shares of common stock upon conversion of $53,952 of accounts payable and notes payable. Common stock was redeemed from officers in exchange for $50,000 of cash and $150,000 of notes payable. The Company issued common stock in exchange for stock subscription receivables totaling $390,000.

  NOTE 7 - EMPLOYMENT AND COMPENSATION AGREEMENTS

  During the period ended December 31, 1995, the Company entered into employment agreements with four officers. Two of the agreements included annual base salaries of $50,000 and $75,000, respectively. Both agreements were renewed for one year under the terms of the agreement. Effective August 26, 1997, both officers resigned from the Board of Directors and sold 6,308,666 shares of common stock to the Company for approximately $0.03 per share (see Note 10). As part of the settlement agreement, one of the officers was granted options to acquire 650,000 shares of common stock at $0.30 per share and 325,000 shares for $0.77 per share for a period of five years. One of the officers was retained as a consultant for a period of one year. Under the terms of the agreement the Company and the officers released each other from any future obligation.

  An agreement with a third officer included annual compensation payments of $50,000. The agreement expired subsequent to December 31, 1997. The fourth agreement included and annual base salary of $90,000 during the first year of employment and $120,000 a year thereafter. This agreement had an initial term of three years and included a $30,000 signing bonus. On December 31, 1997, this agreement was extended for an additional two years, through December 31, 2000. Under the terms of the agreement, the officer was granted options to purchase 650,000 shares of common stock at $0.77 per share.

  Effective May 1, 1995, the Company entered into a compensation agreement whereby an officer was to provide the Company technical assistance and be paid a monthly fee of $8,333 for five years. During 1997, the Company temporarily suspended payments which resulted in approximately $38,500 being accrued in accrued liabilities at December 31, 1997. An agreement was signed April 15, 1998 whereby the Company agreed to pay the officer $160,000 in settlement of all past and future obligation under the compensation agreement.


  The following is a schedule of future payments due under the above agreements as of December 31, 1997:

            Years Ending December 31:
                    1998              $   342,500
                    1999                  120,000
                    2000                  120,000
                                      -----------
                                      $   582,500
                                      ===========

  NOTE 8 - NOTES PAYABLE

  Notes payable at December 31, 1997 consisted of the following:

  8% note; payable in quarterly payments of
    $7,083 through April 1,1998; unsecured               $   49,585

  8.5% promissory notes; convertible into common stock
    through February 28, 1998 at $0.93 to $1.23 per
    share; due March 28 1998; secured by equipment          200,000

  Non-interest bearing notes; unsecured;
    issued for cash and leasehold improvements;
    terms for repayment have not been established           105,791

  Non-interest bearing notes payable to former
   shareholders; issued in redemption of common
   stock; paid February 1998                                145,000

  18% note payable; guaranteed by shareholders;
    convertible into common stock at $0.93
    per share; due April 17, 1998                            50,000

  Other notes                                                11,033
                                                         ----------
  Total Notes Payable                                    $  561,409
                                                         ==========
  Future maturities of notes payable as of December 31, 1997 are as follows: 1998 - $521,409; 1999 - $40,000.

  NOTE 9 - RELATED PARTY TRANSACTIONS

  Transactions with related parties during 1996 consisted of advances to employees and a payable to a member of the Board of Directors for cash advances to the Company in the amount of $20,000. During 1997, the Company made cash advances to employees for travel and personal expenses and incurred liabilities payable to employees for Company travel and to a shareholder for rent of office space. Terms for collection of the advances to employees as of December 31, 1997 have not been established. Amounts payable at December 31, 1997 are due currently and were paid subsequent to year end.

  NOTE 10 - STOCKHOLDERS' EQUITY

  In January 1995, an officer and shareholder assigned certain patents to the Company as an additional contribution to capital of $22,232. No additional shares were issued to the shareholder for the contribution.

  On March 18, 1996, the Company entered into a share purchase agreement whereby the Company agreed to issue 1,957,111 shares of its common stock for $1,300,000 in a private placement offering. The proceeds were received and the shares were issued throughout the year as required by the Company's cash flow needs. Offering costs incurred in connection with the offering were $246,547. The deferred offering costs consist primarily of legal and audit fees related to the preparation of the private placement memorandum.

  On August 26, 1997, the Company entered into a settlement agreement with two officers of the Company whereby the relationship between the officers and the Company was terminated. As part of the agreement, the Company purchased 6,308,666 shares of common stock from the officers for approximately $0.03 per share by paying $50,000 in cash and issuing $150,000 of notes payable.

  On December 24, 1997, the Company issued 422,500 shares of common stock in exchange for stock subscriptions in the amount of $390,000 receivable from the investors. The subscriptions were collected in January 1998.

  NOTE 11 - STOCK OPTIONS

  On April 1, 1995, the Company adopted the Omnibus Stock Option Plan (the "Plan"). Under the terms of the Plan as amended in October 1997, the Company may grant options to employees, directors and consultants for up to 5,037,500 shares of common stock. Incentive or non-qualified options may be granted under the Plan. Options may be granted for a maximum of 10 years. Options generally vest from immediately to five years and expire five years from the date of grant. The exercise price of each option granted under the Plan has been equal to or in excess of the market price of the Company's common stock on the date of grant.

  Generally, the only condition for exercise of options granted under the Plan is that the employees remain employed through the exercise date. However, in October 1995, the Company granted an officer options for 325,000 shares whose vesting is contingent upon the Company obtaining specified levels of sales and gross profit. Options for 65,000 shares vested at the end of 1996 due to meeting non-sales performance criteria. Vesting of options for 65,000 shares were contingent upon the Company achieving $2,000,000 of sales with a minimum gross profit margin of 50% during 1997. That target was not met and the 65,000 options were forfeited during 1997. The remaining 195,000 options vest annually based upon the Company having sales of $4,000,000 in 1998 with a minimum gross profit margin of 50%, and further increases in sales during 1999 and 2000 by amounts not yet determined by the Board of Directors.

  The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for its fixed or performance stock options granted under the Plan. Had compensation cost for the

  Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the alternative method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net loss and loss per share would have increased to the pro forma amounts indicated below. The weighted average assumptions used to estimate the fair value of each option grant, using the Black-Scholes option-pricing model, are also presented:

                                            Years Ended December 31,
                                             1997                   1996
                                     ------------          -------------
  Net Loss  As reported              $ (1,541,058)         $  (1,417,297)
            Pro forma                  (1,567,655)            (1,444,149)

  Primary and Diluted Loss per share
            As reported                 $   (0.13)                $(0.12)
            Pro forma                   $   (0.13)                $(0.12)

  Weighted-Average Assumptions:
            Divided yield                     0.0%                   0.0%
            Expected volatility               0.0%                   0.0%
            Risk-free interest rate           5.0%                   5.0%
            Expected life of options,
              in years                        4.5                    5.0

  A summary of the status of stock options as of December 31, 1997, 1996 and 1995, and changes during the periods ended on those dates is presented below:

                                         Options Outstanding
                                               1997                    1996
                            -----------------------    --------------------
                                          Weighted-               Weighted-
                                            Average                 Average
                                           Exercise                Exercise
                               Shares         Price      Shares       Price
                            ---------       -------    --------     -------
  Outstanding at
    beginning of period     1,455,350       $  0.60    1,443,000    $   0.60
  Granted                   3,651,700          0.35       12,350        0.77
  Forfeited                   (60,000)         0.77            -           -
                            ---------                  ---------

  Outstanding at end of
   period                   5,047,050          0.42    1,455,350        0.60
                            =========                  =========
  Options exercisable at end
    of period               3,059,550          0.40      935,350        0.51
                            =========                  =========
  Weighted-average fair value of
   options granted during
    period                  $       -                  $    0.17


  The following table summarizes information about stock options outstanding at December 31, 1997:

                          Outstanding                          Exercisable
              ----------------------------------------  ---------------------
     Range                                    Weighted-              Weighted-
        of                       Remaining     Average                 Average
  Exercise         Number      Contracutal   Exerecise       Number   Exercise
    Prices    Outstanding             Life      Price   Exercisable     Price
     -----    -----------      -----------   --------   -----------   --------
     $0.15        871,000        4.7 years   $   0.15       871,000   $   0.15
      0.30        650,000        2.7             0.30       650,000       0.30
      0.38      1,787,500        4.7             0.38       130,000       0.38
      0.46        780,000        2.3             0.46       780,000       0.46
      0.77        953,550        4.0             0.77       628,550       0.77
              -----------                               -----------
     $0.15
       to
      0.77      5,042,050        3.9             0.42     3,059,550       0.40
             ============                               ===========
  NOTE 12 - STOCK PURCHASE WARRANTS

  In connection with the acquisition of Flexpoint and Tamco, the Company issued warrants to purchase 22,750 shares of its common stock exercisable at $0.77 per share ( which was the fair value of the common stock on the date of the issuance as determined by the Board of Directors) to its outside legal counsel. Additionally, the Company issued warrants during 1995 to purchase 23,010 shares of its common stock at a purchase price of $0.77 per share to equity investors in the Company.

  During 1996, warrants were issued to purchase 214,500 shares of common stock at $0.77 per share to equity investors in the Company, and warrants to purchase 6,500 shares at $0.77 per share were issued to outside legal counsel.

  During 1997, the Company issued warrants to purchase 260,000 shares of common stock at $0.77 per share to equity investors in the Company. Additionally, warrants to purchase 910,000 shares of common stock at $1.15 per share were issued to a retiring member of the Board of Directors.

  All of these warrants were deemed to have no material fair value and are therefore not recorded in the accompanying consolidated balance sheet. The fair value of each warrant was estimated on the date issued using the Black-Scholes option-pricing model.

  The following table summarizes information about warrants outstanding at December 31, 1997:

                                                     Weighted-
                                                       Average
                                                     Remaining
                  Range of            Warrants     Contractual
              Exercise Prices      Outstanding            Life
              ---------------      -----------       ---------
                    $0.77              526,760       3.2 years
                     1.15              910,000       2.7
                  $0.77 to 1.15      1,436,760       2.9
                                   ===========


  NOTE 13 - INCOME TAXES

  There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset as of December 31, 1997 were as follows:

  Operating Loss Carryforwards                 $  1,105,749
  Difference in amortization of intangibles           6,804
  Total Deferred Tax Assets                       1,112,553
  Valuation Allowance                            (1,112,553)
                                               ------------
  Net Deferred Tax Asset                       $          -
                                               ============
  For tax reporting purposes, the Company has net operating loss carry forwards in the amount of $3,252,203 that will expire beginning in the year 2010. The following is a reconciliation of the amount of tax (benefit) that would result from applying the federal statutory rate to pretax loss with the provision for income taxes for the years ended December 31:

                                                   1997        1996
                                            -----------  ----------
  Tax at statutory rate (34%)               $  (523,960) $ (481,881)
  Non-deductible expenses                         9,968       9,915
  Change in valuation allowance                 571,574     524,831
  State tax benefit, net of federal
    tax effect                                  (57,481)    (52,865)
                                            -----------  ----------
  Net Income Tax Expense                    $         -  $        -
                                            ===========  ==========

  NOTE 14 - COMMITMENTS AND CONTINGENCIES

  The Company is obligated under operating lease agreements for office space. Future minimum lease payments for the years ending December 31, 1998 and 1999 are $81,745 and $65,376, respectively. Lease expense for the years ending December 31, 1997 and 1996 was $93,854 and $53,436.

  A third party entity loaned $35,000 to a former officer of the Company as a personal loan. This entity has made a claim against the former officer for repayment of the advance and for other consideration. The Company may be required to provide compensation to the former officer sufficient to settle the claim on behalf of the former officer. Management believes, after consulting with legal counsel, that resolution of this claim may result in a cost of approximately $52,000 to the Company. This amount has been accrued in the accompanying consolidated balance sheet at December 31, 1997.

  In February of 1998, an otherwise unrelated third party filed suit against the Company alleging it provided investment banking and financial advisory services pursuant to an agreement with the Company. The plaintiff claims to have sustained damages for breach of contract and seeks damages in the amount of 6.5% of financing obtained from an equity investor, plus the issuance of a warrant to purchase a 2% equity ownership interest in the Company at a price of $5.00 per share. In addition, the plaintiff is seeking punitive damages of $5,000,000. The Company answered the complaint in March 1998 and the action is in the discovery stage. The Company has been and continues to contest the case vigorously. Given the early stage of the action, legal counsel for the Company is unable to provide any evaluation of the likelihood of an unfavorable outcome, if any, or the amount or range of potential loss. Management believes, after consulting with legal counsel, that there is only a remote possibility that the Company will be subject to a punitive damage award under the suit. Management has tendered $75,000 to the plaintiff to completely settle the action and Management maintains that the most the Company owes the Plaintiff is $75,000. The Company has recorded $75,000 as an expense relating to this action in the accompanying statement of operations during the year ended December 31, 1997.

  NOTE 15 - SUBSEQUENT EVENTS

  Reorganization - On December 30, 1997, Sensitron entered into an agreement with Micropoint, Inc. (Micropoint) whereby Sensitron Acquisition Corporation, a newly-formed wholly-owned subsidiary of Micropoint, was to be merged into Sensitron. The agreement required Micropoint to raise capital of approximately $3,000,000 in a private placement before the merger was to occur. The $3,000,000 was raised and the merger was consummated April 9, 1998. As a result, the Company's shareholders became the majority shareholders of Micropoint in a transaction intended to qualify as a tax-free reorganization. The merger was accounted for by the purchase method of accounting with the Company being considered the acquiring enterprise.

  The terms of the agreement were established on December 30, 1997 and the investments in Micropoint's common stock from that date through the closing of the reorganization agreement were with the intent to ultimately invest in the Company. As of December 30, 1997 Micropoint was a "clean shell corporation" with 2,000,000 shares of common stock outstanding. The business combination has therefore been considered the acquisition of Micropoint at the historical cost of its net liabilities in exchange for 2,000,000 shares of common stock with no goodwill being recognized in connection with the transaction. From January 1, 1998 through April 9, 1998, investors contributed $3,000,000 of assets to Micropoint in exchange for 4,000,000 shares of Micropoint's common stock. This transaction has been accounted for as the issuance of 4,000,000 shares of common stock by the post-merger company.

  The shareholders of Sensitron exchanged each of their shares of common stock for 13 shares of Micropoint common stock in connection with the merger agreement which resulted in Micropoint issuing 9,860,279 shares of its common stock to the Sensitron shareholders. The merger has been accounted for as the reorganization of Sensitron with a related 3-for-1 stock split. The accompanying financial statements have been restated for the effects of the stock split for all periods presented.

  Settlement of Compensation Agreement - On April 15, 1998, an agreement was signed whereby the Company agreed to pay an officer $160,000 as a settlement of all past and future obligations under a related compensation agreement.


                    SENSITRON INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED BALANCE SHEET
                             MARCH 31, 1998
                               UNAUDITED


                               ASSETS
  Current Assets
       Cash                                              $   45,552
       Accounts receivable, net of allowance                 51,141
       Note receivable                                        3,387
                                                         ----------
       Total Current Assets                                 100,080
                                                         ----------
  Equipment                                               1,078,489

       Less accumulated depreciation                       (230,875)
                                                         ----------
       Net Equipment                                        847,614
                                                         ----------

  Goodwill, net of accumulated amortization                  59,901

  Deposits                                                   15,779

  Patents, net of accumulated amortization                   85,249
                                                       ------------
  Total Assets                                         $  1,108,623
                                                       ============

               LIABILITIES AND STOCKHOLDERS' DEFICIT

  Current Liabilities
       Trade accounts payable                          $    174,190
       Deferred revenue                                     200,000
       Accrued expenses                                     134,261
       Payable to related party                           1,000,000
       Notes payable                                        258,073
                                                       ------------
       Total Current Liabilities                          1,766,524
                                                       ------------
  Stockholders' Deficit
       Common stock--no par value; 20,000,000
        shares authorized; 9,860,279 shares issued
        and outstanding                                   3,126,453
       Deficit accumulated during the
           development stage                             (3,784,354)
                                                       ------------
       Total Stockholders' Deficit                         (657,901)
                                                       ------------
  Total Liabilities and Stockholders' Deficit          $  1,108,623
                                                       ============

  The accompanying notes are an integral part of these condensed consolidated financial statements.


                  SENSITRON INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                   For
                                                            the Period
                                                               January
                                                               5, 1995
                                                                 (Date
                                                          of Inception)
                                   For the Three Months        Through
                                      Ended March 31,         March 31,
                                      1997          1996          1997
                                ----------   -----------  ------------
  Sales                         $   60,088   $   263,177  $  1,435,185

  Cost of sales                     44,726        34,298       753,098
                                ----------   -----------  ------------

  Gross Profit                      15,362       228,879       682,087

  General and administrative
    expenses                       471,026       618,888     4,382,481
                                ----------   -----------  ------------
  Loss From Operations            (455,664)     (390,009)   (3,700,394)

  Interest expense                     (40)         (960)      (54,084)
  Interest income                        -             -        13,434
  Other expenses                       (40)       (6,821)      (43,316)
                                ----------   -----------  ------------
  Net Loss                      $ (455,744)  $  (397,798) $ (3,784,360)
                                ==========   ===========  ============
  Basic and Diluted
    Loss Per Common Share       $    (0.05)  $     (0.03) $      (0.38)
                                ==========   ===========  ============
  Weighted Average Number
    of Common Shares Used
    in Per Share Calculation     9,806,279    13,158,633     9,860,279
                                ==========    ==========  ============

  The accompanying notes are an integral part of these condensed consolidated financial statements.



         SENSITRON, INC. AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
         UNAUDITED

                                                               For the Period
                                                             January 5, 1995
                                                                 (Date of
                                                                Inception)
                                         For the Three Months    Through
                                           Ended March 31,      March 31,
                                          1998        1997        1998
                                       -----------  ---------  -----------
Cash Flows From Operating Activities
    Net Loss                           $  (455,744) $(397,790) $(3,784,356)
    Adjustments to reconcile net
     loss to net cash used by
     operating activities:
       Depreciation and amortization        34,657     23,144      330,507
       Stock issued for services                 0          0      200,000
       Allowance for doubtful accounts           0          0      151,567
       Write-off of related party
        receivable                          47,989          0       47,989
       (Gain)/Loss on disposition
        of equipment                             0          0        3,185
    Changes in operating assets
     and liabilities:
       Accounts receivable                  (5,318)    89,341      (66,667)
       Prepaid expenses                          0    (19,160)      (2,266)
       Related party receivable                  0          0      (18,931)
       Accounts payable                   (332,775)   101,897       (5,857)
       Accrued liabilities                (264,211)    27,221       30,523
       Deferred revenue                          0          0      193,837
       Related party payable                     0          0       14,562
       Other assets                         (2,500)   (13,507)      (1,568)
                                       -----------  ---------  -----------
    Net Cash Used By Operating
     Activities                           (977,902)  (188,854)  (2,907,475)

Cash Flows From Investing Activities
    Payments to Flexpoint prior
     to acquisition                              0          0     (268,413)
    Cash paid to acquire Tamco                   0          0      (25,000)
    Payments for the purchase of
     property and equipment               (153,793)   (86,262)    (775,327)
    Proceeds received from sale of
     property and equipment                      0          0        8,090
    Investment in patents                  (12,147)    (3,494)     (83,442)
    Proceeds received on note
     receivable                              1,565      1,563        9,120
    Issuance of note receivable                  0          0      (12,507)
    Payments received from related
     parties                                     0          0          646
                                       -----------  ---------  -----------
    Net Cash Used By Investing
     Activities                           (164,375)   (88,193)  (1,146,833)
                                       -----------  ---------  -----------
Cash Flows From Financing Activities
    Proceeds from the issuance of
     common stock                           8,000     100,000    2,947,000
    Cash payments to officers to
     repurchase stock                           0           0      (50,000)
    Cash paid for offering costs                0           0     (123,020)
    Proceeds from borrowings                    0           0      297,960
    Principal payments of long-
     term debt                           (303,336)          0     (348,751)
    Proceeds from stock subscription
     receivable                           390,000           0      390,000
    Proceeds from related party notes   1,000,000           0    1,045,000
    Principal payments of related
     party notes                                0           0      (45,000)
    Payments of related party
     payable                              (13,329)          0      (13,329)
                                       ----------  ----------  -----------
    Net Cash Provided By Financing
     Activities                         1,081,335     100,000    4,099,860
                                       ----------  ----------  -----------
Net Change In Cash                        (60,942)   (177,047)      45,552

Cash -- Beginning of Period               106,494         761            0
                                       ----------  ----------  -----------
Cash -- End of Period                  $   45,552  $ (176,286) $    45,552
                                       ==========  ==========  ===========

The accompanying notes are an integral part of these condensed consolidated financial statements.



                 SENSITRON INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            UNAUDITED
                         MARCH 31, 1998


NOTE 1 -- CONDENSED FINANCIAL STATEMENTS

 The accompanying condensed consolidated financial statements have been prepared by the Company and are not audited. In the opinion of management, all adjustments necessary for a fair presentation have been included, and consist only of normal recurring adjustments. These financial statements are condensed and, therefore, do not include all disclosures normally required by generally accepted accounting principles. These statements should be read in conjunction with the Company's annual financial statements included elsewhere herein. The financial position and results of operations presented in the accompanying financial statements are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

NOTE 2 -- NOTES PAYABLE

During the three months ended March 31, 1998, the Company borrowed $1,000,000 from Micropoint, Inc, a related party with whom the Company entered into a reorganization agreement which was consummated on April 9, 1998. The Company also made payments on other notes payable totaling $303,336 during the three months ended March 31, 1998.